UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

StockerYale, Inc. (“StockerYale”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated December 15, 2005, as filed with the SEC on December 20, 2005 (the “Current Report”) for the purpose of disclosing the issuance of a warrant to purchase shares of its common stock. The Current Report is hereby amended and restated in its entirety as follows:

Item 1.01 Entry into a Material Definitive Agreement.

Montreal, Quebec, Canada Property Sale

On December 20, 2005, StockerYale Canada Inc., a wholly owned subsidiary of StockerYale, closed a sale and leaseback of property owned by StockerYale Canada and located at 275 Kesmark Street, Montreal, Quebec, Canada (the “Property”) to The Standard Life Assurance Company of Canada. The terms of the Agreement of Purchase and Sale dated November 7, 2005 between StockerYale Canada and the buyer were that (i) StockerYale Canada agreed to sell the Property to the buyer, and the buyer agreed to purchase the Property from StockerYale Canada, for Cdn.$4,150,000 and (ii) StockerYale Canada agreed to lease from the buyer approximately 59,433 square feet of the Property for an initial term of ten years. The agreed-upon rent during the initial term ranges from approximately Cdn.$416,031 to Cdn.$469,521 per year in base rent plus all operating costs. The lease agreement grants StockerYale Canada the option to extend the initial term for a period of five years.

StockerYale intends to use the net proceeds from the sale transaction as working capital and to (i) pay Cdn.$974,999, the outstanding amount of the mortgage on the Property held by the National Bank of Canada, and (ii) repay $378,125, the outstanding balance and pre-payment penalty on a convertible note issued to Smithfield Fiduciary LLC on June 10, 2004, in the original principal amount of $500,000.

Amendment to Senior Promissory Note

On December 15, 2005, StockerYale and The Eureka Interactive Fund Limited (the “Holder”) entered into Amendment No. 2 (the “Amendment”) to the Senior Promissory Note issued by StockerYale to the Holder on May 12, 2005 (the “May Note”). The Amendment extended the maturity date of the May Note from December 31, 2005 to January 15, 2007. The aggregate outstanding principal amount of the May Note as of the date of the Amendment along with accrued interest is payable in equal installments of $50,000 on the 15th day of each month beginning on January 15, 2006 and continuing until January 15, 2007. The entire balance of unpaid principal and interest shall be paid on January 15, 2007.

A copy of the Amendment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Common Stock Purchase Warrant

In connection with the Amendment, on December 15, 2005, StockerYale issued a Common Stock Purchase Warrant (the “Warrant”) to the Holder to purchase 150,000 shares of common stock of StockerYale for a purchase price of $0.90 per share. The Warrant may be exercised at any time after the date of issuance until the fifth anniversary of the date of issuance.

Item 1.02 Termination of a Material Definitive Agreement.

StockerYale intends to use a portion of the proceeds from the sale transaction described in Item 1.01 above to repay in full the Secured Convertible Note, dated as of June 10, 2004, in the original principal amount of $500,000 (the “Note”) issued by StockerYale to Smithfield Fiduciary LLC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

In connection with the Agreement described in Item 1.01, on December 20, 2005, StockerYale Canada disposed of the Property in accordance with the terms and conditions described in Item 1.01, which description is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01, with respect to the Warrant, is hereby incorporated by reference into this Item 3.02.

The Warrant was issued and sold in reliance on Section 4(2) of the Securities Act of 1933, as amended, as a sale by StockerYale not involving a public offering. No underwriters were involved with the issuance and sale of the Warrant.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: December 22, 2005	By:	/S/ MARIANNE MOLLEUR
Marianne Molleur Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 2 to Senior Promissory Note, dated as of December 15, 2005, by and between The Eureka Interactive Fund Limited and StockerYale, Inc. is incorporated herein by reference to the Company’s Current Report on Form 8-K dated December 20, 2005.